Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

GREEN PLAINS RENEWABLE ENERGY, INC.

SECOND AMENDED AND RESTATED

BYLAWS

OF

GREEN PLAINS RENEWABLE ENERGY, INC.

ARTICLE I: OFFICES

SECTION 1.01. REGISTERED OFFICE. The Corporation shall maintain its registered office at 450 Regency Parkway Suite 400, Omaha, Nebraska 68114 or such other location and address of the registered office of the Corporation as the Board may designate from time to time.

SECTION 1.02. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

ARTICLE II: MEETINGS OF SHAREHOLDERS

SECTION 2.01. PLACE OF MEETINGS. All meetings of shareholders shall be held at such place within or outside the State of Iowa which may be designated by the Board of Directors.

SECTION 2.02. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on such date and at such time as the Board of Directors shall determine. At such meetings directors shall be elected and any other business may be transacted which is within the powers of the shareholders. If election of directors shall not be accomplished at the annual meeting of shareholders, including any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of shareholders called for that purpose as soon thereafter as is convenient. Any previously scheduled annual meeting of the shareholders may be postponed for reasons other than a lack of quorum by resolution of the Board of Directors upon prior notice or public disclosure given on or prior to the date previously scheduled for such annual meeting of shareholders.

SECTION 2.03. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or the Board of Directors. Special meetings of shareholders may only be called by any other person or persons as required by applicable law. Any previously scheduled special meeting of the shareholders may be postponed for reasons other than lack of a quorum by resolution of the Board of Directors upon prior notice or public disclosure given on or prior to the date previously scheduled for such annual meeting of shareholders.

SECTION 2.04. NOTICE OF MEETINGS. Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at shareholder’s address appearing on the books of the Corporation or given by shareholder to the Corporation for the purpose of notice. All such notices shall be sent to each shareholder entitled thereto not less than 10 nor more than 60 days before each annual meeting, and shall specify the place, the date and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation.

SECTION 2.05. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by either the Chairman of the Board or the vote of a majority of the shares represented at the meeting, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. However, notice must be given in the manner provided in Section 2.04 of these Bylaws if the adjournment is for more than 30 days or a new record date for the adjourned meeting is or must be fixed.

SECTION 2.06. VOTING; PROXIES. Each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by him or her, which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of shareholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Articles of Incorporation or these Bylaws be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, except that procedural matters relating to the conduct of a meeting shall be determined by a plurality of the votes cast at the meeting with respect to such matter.

SECTION 2.07. FILING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1)

the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.08. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders referred to in this section or the books of the Corporation, or to vote in person or by proxy it any meeting of shareholders.

SECTION 2.09. QUORUM. The presence in person or by proxy of persons entitled to vote a majority of the votes entitled to be cast by each separate class or voting group specified in the Corporation’s Articles of Incorporation, as the same may be amended or supplemented from time to time, at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 2.10. BUSINESS CONDUCTED AT MEETINGS OF SHAREHOLDERS; SHAREHOLDER PROPOSALS. To be properly brought before any meeting of shareholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder who was a shareholder of record both at the time of giving notice for the meeting and at the time of the meeting and is entitled to vote at the meeting. In addition, for business to be properly brought before any meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event of a special meeting or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received by the Corporation not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 2.10. Such shareholder’s notice shall set forth the following:

(a) As to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iii) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Iowa law with respect to the Corporation and its shareholder; (iv) a fully completed Director’s Questionnaire on the form supplied by the Corporation upon written request from the shareholder, executed by the nominee; and (v) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(b) As to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) As to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii) the class and number of shares of the Corporation which are held of record or are beneficially owned, directly or indirectly, by the shareholder and any Derivative Instrument (as defined below) and by any other shareholders known by such shareholder to be supporting such proposal; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder, beneficial owner or nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder, any beneficial owner or nominee with respect to any securities of the Corporation; (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder, beneficial owner or nominee has a right to vote any shares of any security of the Corporation; (v) any rights to dividends on the shares of the Corporation beneficially owned by the shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation; (vi) any performance-related fees (other than asset-based fees) that the shareholder, a beneficial owner or the nominee is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice; (vii) any material interest of the shareholder or beneficial owner in such business; and (viii) a statement whether such shareholder or any beneficial owner will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or nomination. In addition, to be in proper written form, a shareholder’s notice to the Secretary of the Corporation must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii) through (vi) above as of the record date for notice of the meeting. For purposes of this Section 2.10, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation or otherwise.

Notwithstanding the foregoing provisions of this Section 2.10, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 2.10. The Chairman of the Board of Directors or other presiding officer shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.11. ORGANIZATION OF MEETINGS. The Chairman of the Board shall preside at each meeting of shareholders. In the absence of the Chairman of the Board, the meeting shall be chaired by an officer of the Corporation in accordance with the following order: Chief Executive Officer, President, and Vice President. The Secretary or in his or her absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors of the Corporation shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on the participation in such meeting to shareholders of record of the Corporation and their duly authorized proxies, and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors, or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 2.12. NO ACTION WITHOUT MEETING. Except where otherwise required by Iowa Business Corporation Act, no action permitted to be taken by the shareholders of the Corporation under any provision of the Iowa Business Corporation Act and under these Bylaws may be taken without a meeting.

ARTICLE III: DIRECTORS

SECTION 3.01. POWERS. Subject to limitation of the Articles of Incorporation, of the Bylaws, and of the Iowa Business Corporation Act as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

(a) To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

(b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

(c) To change from time to time the registered office for the transaction of the business of the Corporation from one location to another as provided in Section 1.01, hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Iowa as provided in Section 1.02 hereof; to designate any place within or without the State of Iowa for the holding of any shareholders’ meeting or meetings and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

(d) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

(e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the Corporation name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation’s or other evidence of debt and securities therefor.

SECTION 3.02. NUMBER AND TERM OF OFFICE; REMOVAL.

(a) The number of directors constituting the entire board of directors shall be not less than one nor more than ten as fixed from time to time by vote of not less than two-thirds of the directors then serving in office; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be nine until otherwise fixed by two-thirds of the entire board of directors then serving in office. Directors shall serve staggered terms and shall be divided into three groups (Groups I, II, and III), as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one Group expiring each year. To comply with the Iowa Business Corporation Act, the initial term of Group I shall expire at the first annual shareholders’ meeting of the Corporation in 2009. At that time, a director, or directors, shall be elected to serve in Group I, and to hold office for a three-year term expiring at the third succeeding annual meeting. The initial term of Group II shall expire at the second annual shareholders’ meeting of the Corporation in 2010. At that time, a director, or directors, shall be elected to serve in Group II, and to hold office for a three-year term expiring at the third succeeding annual meeting. The initial term of Group III shall expire at the third annual shareholders’ meeting of the Corporation in 2011. At that time, a new director, or directors, shall be elected to serve in Group III, for a three-year term expiring at the third succeeding annual meeting. At each annual shareholders’ meeting held thereafter, directors shall be chosen for a term of three years to serve in the Group that has expired at that meeting to succeed those whose terms expire. Any vacancies in the Board of Directors for any reason may be filled by the Board of Directors or as set forth in Section 3.05, and any directors so chosen shall hold office until the next election of the Group for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the Group of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(b) Notwithstanding any other provisions in the Articles of Incorporation or these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, in the Articles of Incorporation or in these Bylaws) but subject to the proviso set forth in this Section 3.02(b), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose; provided, that no Nominee designated in accordance with Section 3.2 or Section 3.3 of the Shareholders’ Agreement between the Corporation and Bioverda International Holdings Limited, Bioverda US Holdings LLC, Wilon Holdings S.A., and Wayne Hoovestol, dated May 7, 2008 (the “Shareholders’ Agreement”), and elected as a director may be removed from office, other than for cause, unless such removal is approved by the party entitled under Section 3.2 of the Shareholders’ Agreement to designate that Nominee.

SECTION 3.03. ELECTION OF DIRECTORS. At each meeting of the shareholders for the election of directors, the directors to be elected at such meeting shall be elected by a plurality of votes given at such election.

SECTION 3.04. DIRECTORS ELECTED BY SPECIAL CLASS OR SERIES. To the extent that any holders of any class or series of stock other than common stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of director shall be in addition to the classes otherwise provided for in the Articles of Incorporation. Any directors so elected shall be subject to removal in such manner as may be provided by law or by the Articles of Incorporation of this Corporation.

SECTION 3.05. VACANCIES.

(a) Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by the majority of the Board of Directors then in office, though less than a quorum, or as set forth in Section 3.05(b). Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the expiration of the term for which he was elected and until his successor shall have been elected and shall have qualified. The provisions of this Section 3.05 shall not apply to directors governed by Section 3.04.

(b) Any vacancy occurring in the Board of Directors due to the resignation, removal or death of a director may be filled by a vote of not less than a majority of the directors then serving in office, though less than a quorum; provided that, if required by applicable law (including rules and regulations of the Nasdaq Stock Market or any other stock exchange on which the Corporation’s capital stock is then-listed), any such vacancy may be filled by action of the independent directors of the Corporation (as such term is defined in the Nasdaq Stock Market corporate governance rules and regulations); and provided, further, that the executive committee shall designate the nominee to fill any vacancy occurring in the Board of Directors due to the resignation, removal or death of any director who is a Wilon Nominee, as such terms are defined in the Shareholders’ Agreement; and provided, further, that the nominating committee shall designate the nominee to fill any vacancy occurring in the Board of Directors due to the resignation, removal or death of any director who is not a Wilon Nominee.

(c) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of director’s term of office. No director shall be removed from office except for cause.

SECTION 3.06. RESIGNATIONS. A director may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.07. PLACE OF MEETING. Meetings of the Board of Directors shall be held at any place so designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal office of the Corporation.

SECTION 3.08. ANNUAL MEETING. Immediately following each annual meeting of shareholders, or any adjournment thereof, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

SECTION 3.09. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors are hereby dispensed with and all business conducted by the Board of Directors shall be conducted at special meetings.

SECTION 3.10. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or, if the Chief Executive Officer and the President are absent or unable or refuse to act, by any Vice President or by any three directors. Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to director at director’s address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable at the place in which the meetings of directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or telecopied as above provided, it shall be so delivered or telecopied at least 24 hours prior to the time of the holding of the meeting. Alternatively, the Secretary may give notice of the time and place of a special meeting by telephoning each director at least 24 hours prior to the time of holding the meeting. Such mailing, telephoning, telecopying or delivering as above provided shall be due, legal and personal notice to such director.

SECTION 3.11. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION 3.12. WAIVER OF NOTICE. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.13. QUORUM. One-half of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

SECTION 3.14. ADJOURNMENT. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular or special meeting of the board.

SECTION 3.15. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 3.16. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors under any provision of the Iowa Business Corporation Act and under these Bylaws may be taken without a meeting if all of the directors of the Corporation shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

SECTION 3.17. MEETING BY TELECOMMUNICATION. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation in a meeting under this Section shall constitute presence in person at the meeting.

ARTICLE IV: COMMITTEES

SECTION 4.01. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members an executive committee of not less than three members, which shall include the Wilon Nominee, as such term is defined in the Shareholders’ Agreement, and one of whom shall be the Chief Executive Officer or President. One member of the executive committee shall be designated to serve as its chairman. The Board of Directors may also designate one or more of its members as alternates to serve as a member or members of the executive committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to amend the Bylaws, declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the executive committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

SECTION 4.02. AUDIT COMMITTEE. The Board of Directors may appoint from among its members an audit committee of three or more directors, each of whom shall be independent directors and shall have a working familiarity with basic finance and accounting practices. At least one member of the committee shall be designated by the committee as the committee financial expert in accordance with Rule 407(d)(5) of Regulation S-K and Nasdaq Rule 4350(d)(2). Unless a chair is appointed by the Board of Directors, the members of the committee shall designate a chair by majority vote of the full committee membership. The committee shall have the power and the duty to meet with and consider suggestions from members of management and of the Corporation’s internal audit staff, as well as the Corporation’s independent accountants, concerning the financial operations of the Corporation. The committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants. The committee shall otherwise exercise such powers as may be specifically delegated to it by the Board of Directors and act upon such matters as may be referred to it from time to time for study and recommendation by the board or Chief Executive Officer or President.

SECTION 4.03. COMPENSATION COMMITTEE. The Board of Directors may appoint a compensation committee of three or more directors, none of whom shall be officers or otherwise employed by the Corporation. Unless a chair is appointed by the Board of Directors, the members of the committee shall designate one director as chairman of the committee by majority vote of the full committee. The Board of Directors may designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member at any meeting of the committee. The committee shall have the power to fix from time to time the compensation of all executive officers of the Corporation and shall otherwise exercise such powers as may be specifically delegated to it by the board and act upon such matters as may be referred to it from time to time for study and recommendation by the board or Chief Executive Officer or President.

SECTION 4.04. NOMINATIONS COMMITTEE. The Board of Directors may appoint from among its members a nominating committee of three or more directors. The Board of Directors shall designate one director as chairman of the committee, and may designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member at any meeting of the committee. The committee shall have the power to select nominees for election as directors of the Corporation, to fill vacancies on the Board of Directors (subject to Section 3.05), and to exercise such other powers as may be specifically delegated to it by the board and act upon such matters as may be referred to it from time to time for study and recommendation by the board or Chief Executive Officer or President.

SECTION 4.05. OTHER COMMITTEES. The Board of Directors may also appoint from among its own members such other committees as the board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the board. Subject to applicable law, the Chief Executive Officer shall be a member ex officio of each committee appointed by the Board of Directors.

SECTION 4.06. RULES OF PROCEDURE. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE V: OFFICERS

SECTION 5.01. OFFICERS. The officers of the Corporation shall be a President, a Vice-President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Executive Vice Presidents, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.03. Any person may hold any or all offices.

SECTION 5.02. ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05, shall be chosen by the Board of Directors, and each shall hold office until the officer shall die, resign or be removed or otherwise disqualified to serve, or officer’s successor shall be elected and qualified.

SECTION 5.03. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

SECTION 5.04. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.05. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

SECTION 5.06. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to the chairperson by the Board of Directors or prescribed by the Bylaws.

SECTION 5.07. PRESIDENT. Unless otherwise determined by the Board of Directors by the election or appointment to the office of Chief Executive Officer of someone other than the person then holding the office of President, the office of President shall include the office of Chief Executive Officer. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of Directors. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.08. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive and administrative officer of the Corporation. In the absence of the President, he shall perform all the duties of the President. He shall exercise such duties as customarily pertain to the office of Chief Executive Officer and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers, including the President if the office of President is held by someone other than the Chief Executive Officer. He may appoint officers, agents or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.09. CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors and the Chief Executive Officer, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. In the absence of the Chief Executive Officer, he shall perform all the duties of the Chief Executive Officer. Subject to the approval of the Board of Directors and the Chief Executive Officer, he shall employ all employees of the Corporation or delegate such employment to subordinate officers and shall have authority to discharge any person so employed. He shall perform such other duties as the Board of Directors or the Chief Executive Officer shall require. He shall report to the Chief Executive Officer and the Board of Directors from time to time as the Board of Directors or the Chief Executive Officer may direct. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.10. EXECUTIVE VICE PRESIDENT. Unless otherwise determined by the Board of Directors by the election to the office of Chief Operating Officer of someone other than the person then holding the office of Executive Vice President, the office of Executive Vice President shall include the office of Chief Operating Officer. The Executive Vice President shall possess the power and may perform the duties of the President in his absence or disability. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible to the Board of Directors and the Chief Executive Officer for all the financial affairs of the Corporation, for supervision of all persons, including the Treasurer, engaged in financial activities on behalf of the Corporation, and for financial supervision and control, and internal audit, of the Corporation and any subsidiaries of the Corporation. He may sign, with such other officer(s) as the Board of Directors may designate for the purpose, all bills of exchange or promissory notes of the Corporation. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 5.12. VICE PRESIDENTS. The Vice Presidents of the Corporation shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer. Vice President may be assigned various ranks, such as Senior Vice President, Vice President, Assistant Vice President, and the like. In the absence or disability of the President and the Executive Vice President, the Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

SECTION 5.13. SECRETARY. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors, the Chief Executive Officer or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President or a Vice President thereunto authorized in the name of the company and affix the seal of the Corporation thereto.

He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and keep and record such minutes of meetings as shall be directed by the Board of Directors.

SECTION 5.14. TREASURER. Unless otherwise determined by the Board of Directors by the election or appointment to the office of Chief Financial Officer of someone other than the person then holding the office of Treasurer, the office of Treasurer shall include the office of Chief Financial Officer. He shall report to the Chief Financial Officer and, in the absence of the Chief Financial Officer, he shall perform all the duties of the Chief Financial Officer. The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection all checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with such other officer(s) as the Board of Directors may designate for the purpose, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during normal business hours; and whenever required by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

ARTICLE VI: STOCK

SECTION 6.01. CERTIFICATES. Every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, if any, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 6.02. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

SECTION 6.03. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.04. TRANSFER AGENT. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class.

ARTICLE VII: INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 7.01. INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Iowa Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 7.02. RIGHT TO SUE. If a claim under Section 7.01 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

SECTION 7.03. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in Sections 7.01 and 7.02 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

SECTION 7.04. INSURANCE. The Corporation may maintain insurance to the extent reasonably available at commercially reasonable rates (in the judgment of the Board of Directors), at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act.

SECTION 7.05. EFFECT OR AMENDMENT. Any amendment, repeal or modification of any provision of this Article VII which reduces or eliminates the rights of any director, officer, employee or agent under this Article VII shall apply only to acts, omissions, events or occurrences that take place after the effectiveness of such amendment, repeal or modification, regardless of when any action, suit or proceeding is commenced, and shall not affect the rights of any director, officer, employee or agent with respect to acts, omissions, events or occurrences that take place prior to the effectiveness of such amendment, repeal or modification.

ARTICLE VIII: MISCELLANEOUS

SECTION 8.01. FISCAL YEAR. The fiscal year of the Corporation shall be December 31st. It may be changed by resolution of the Board of Directors.

SECTION 8.02. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

SECTION 8.03. WAIVER OF NOTICE OF MEETINGS OF SHAREHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

SECTION 8.04. INTERESTED DIRECTORS. Any director or officer individually, or any partnership of which any director or officer may be a member, or any corporation or association of which any director or officer may be an officer, director, trustee, employee or shareholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated. Any director of the Corporation who is so interested, or who is also a director, officer, trustee, employee or shareholder of such other corporate or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and, affect as if he were not such director, officer, trustee, employee or shareholder of such other corporation or association or not so interested or a member of a partnership so interested; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee or employee is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. This paragraph shall not be construed to invalidate any such contract or transaction which would otherwise be valid under the common and statutory law applicable thereto.

SECTION 8.05. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic media, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 8.06. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Iowa, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change, rescind and repeal the Bylaws of the Corporation in whole or in part. Except where the Articles of Incorporation of the Corporation requires a higher vote, the Bylaws of the Corporation may also be adopted, amended, altered, changed, rescinded or repealed in whole or in part at any annual or special meeting of the shareholders by the affirmative vote of two-thirds of the shares of the Corporation outstanding and entitled to vote thereon.

SECTION 8.07. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice-President of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Dated August 14, 2012